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                                                                     EXHIBIT 8.1



                                [LETTERHEAD OF]
                            CRAVATH, SWAINE & MOORE
                                Worldwide Plaza
                               825 Eighth Avenue
                            New York, NY 10019-7475



                                                                November 9, 2001



Ladies and Gentlemen:



    We have acted as tax counsel for Homestake Mining Company, a Delaware corporation ("Homestake"), in connection with the proposed merger (the "Merger") of Homestake Merger Co. (formerly known as Havana Acquisition Inc.), a Delaware corporation ("Acquisition Subsidiary") and direct or indirect, wholly owned subsidiary of Barrick Gold Corporation, a corporation organized under the laws of the Province of Ontario ("Barrick"), with and into Homestake. The Merger will occur pursuant to an Agreement and Plan of Merger dated as of June 24, 2001, as amended by the amendment dated as of October 19, 2001 (the "Merger Agreement"). Any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement.



    In that connection, you have requested our opinion regarding certain United States federal income tax consequences of the Merger. In providing our opinion, we have examined the Merger Agreement, Amendment No. 2 to the registration statement on Form F-4 filed with the Securities and Exchange Commission by Barrick on November 9, 2001 (the "Registration Statement"), the Voting, Support and Exchange Trust Agreement dated as of December 2, 1998, the form of the Voting Support and Exchange Trust Supplement attached to the Registration Statement and such other documents, instruments and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed that (i) the Merger will be consummated as a merger of Acquisition Subsidiary with and into Homestake, with Homestake surviving the merger, and otherwise in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement; (ii) the statements concerning the Merger set forth in the Merger Agreement and the Registration Statement are and will remain true, correct and complete; (iii) the factual representations made to us by Homestake and Barrick in their respective letters to us each dated as of the date hereof and delivered to us for purposes of this opinion are and will as of the date of the Merger remain true, correct and complete (such letters, the "Representation Letters"); (iv) any factual representations made in the Representation Letters or in the Merger Agreement "to the best knowledge of" or similarly qualified are true, correct and complete without such qualification; (v) all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof and (vi) all such documents have been or will be duly executed to the extent required.



    If any of the above-described assumptions are untrue for any reason, our opinion as expressed below may be adversely affected and may not be relied upon.



    Based upon the foregoing, we are of the opinion that the statements in the Registration Statement under the heading "Material U.S. Federal Income Tax Consequences of the Merger--Tax-Free Merger in the U.S." that purport to state our opinion do in fact constitute our opinion, subject to the qualifications contained therein.

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    The opinion expressed herein is based upon existing statutory, regulatory and judicial authority, any of which may be changed at any time with retroactive effect. Any change in applicable laws or the facts and circumstances surrounding the Merger, or any inaccuracy in the statements, facts, assumptions or representations upon which we have relied, may affect the continuing validity of our opinion as set forth herein. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention. Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or any other transaction.



    This opinion is being provided for the benefit of Homestake and Barrick so that Homestake and Barrick may comply with their obligations under the federal securities laws. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.



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                                               Very truly yours,

Homestake Mining Company                       /s/ Cravath, Swaine & Moore
1600 Riviera Avenue
Suite 200
Walnut Creek, CA 94596
Attention: General Counsel
Barrick Gold Corporation
Royal Bank Plaza
South Tower, Suite 2700
Toronto, Ontario
M5J 2J3 Canada
Attention: General Counsel
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